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                                                                     EXHIBIT 1.1

                             JOINT FILING STATEMENT

            Pursuant to Rule 13d-1(f)(1), each of the undersigned hereby consents to the joint filing of a statement on Schedule 13G with respect to shares of Common Stock of First South Africa Corp., Ltd. on behalf of each of them.

Date:  February 13, 1998


                                                BANKERS TRUST COMPANY. a
                                                Delaware Corporation


                                  By:      /s/ William E. Walsh
                                  Name:    William E. Walsh
                                  Title:   Principal



                                                BT CAPITAL ADVISORS, INC., a
                                                Delaware Corporation


                                  By:      /s/ William E. Walsh
                                  Name:    William E. Walsh
                                  Title:   Vice-President



                                                BANKERS TRUST INTERNATIONAL PLC


                                  By:      /s/ Daniel Gardner
                                  Name:    Daniel Gardner
                                  Title:   Principal


                                  Signature:    BT INVESTMENT MANAGEMENT, a
                                                Delaware Corporation


                                  By:      /s/ James Tucker
                                  Name:    James Tucker
                                  Title:   Vice-President